M.A. HANNA COMPANY AND CONSOLIDATED SUBSIDIARIES

         COMPUTATION OF EARNINGS PER SHARE

                                                                    Year Ended December 31
                                                               1997             1996             1995
                                                          (Dollars in thousands except per share data)
Basic
    Income from continuing operations
        before extraordinary charge                       $    64,601      $    59,162      $    56,702
    Income(loss) from discontinued operations                       -                -           45,337
    Extraordinary charge                                            -           (5,352)               -
            Net income                                    $    64,601      $    53,810      $   102,039

    Average common shares outstanding                      45,167,937       45,789,136       46,511,966

    Income(loss) per share
        Continuing operations                             $      1.43      $      1.29      $      1.22
        Discontinued operations                                     -                -              .97
        Extraordinary charge                                        -             (.11)               -
            Net income                                    $      1.43      $      1.18      $      2.19

Diluted
    Income from continuing operations
        before extraordinary charge                       $    64,601      $    59,162      $    56,702
    Income(loss) from discontinued operations                       -                -           45,337
    Extraordinary charge                                            -           (5,352)               -
            Net income                                    $    64,601      $    53,810      $   102,039

    Average common shares outstanding                      45,167,937       45,789,136       46,511,966
    Effect of dilutive stock options                        1,103,920        1,034,365          900,331
    Total                                                  46,271,857       46,823,501       47,412,297

    Income(loss) per share
        Continuing operations                             $      1.40      $      1.26      $      1.19
        Discontinued operations                                     -                -              .95
        Extraordinary charge                                        -             (.11)               -
                                                          $      1.40      $      1.15      $      2.14
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